President

Section 906 Certification under Sarbanes Oxley Act

I, Vincent J. Esposito, certify that:

1.	I have reviewed this report, filed on behalf of DWS Target 2013 Fund, a series of DWS Target Fund, on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2006	/s/Vincent J. Esposito
Vincent J. Esposito
President
DWS Target 2013 Fund, a series of DWS Target Fund

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Target 2013 Fund, a series of DWS Target Fund, on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
DWS Target 2013 Fund, a series of DWS Target Fund